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                                                                    EXHIBIT 10.3

                                 AMENDMENT NO. 2
                             TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of April 23, 1999 amends that certain Employment Agreement, dated as of October 13, 1995, as amended as of June 30, 1998 (collectively, the "Employment Agreement") between Coram Healthcare Corporation, a Delaware corporation (the "Company") and Donald J. Amaral (the "Executive"), and is made and entered into with reference to the facts described below. All terms appearing in this Amendment with initial capitalization shall have the meanings ascribed to them in the Employment Agreement, unless otherwise defined herein.

                                    RECITALS

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement to revise the duties of the Executive and the related compensation payable to the Executive to reflect such change and to reflect such other changes as are set forth in this Amendment;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. Amendments to Employment Agreement.

         1.1 Section 2 of the Employment Agreement is hereby amended by deleting the entire section and substituting the following in its place:

                  2. Position and Duties. During the Employment Period, Executive shall serve as the Chairman of the Board of the Company and shall have the normal duties, responsibilities and authority of the Chairman of the Board. In addition, the Executive shall make himself available to the President, Chief Financial Officer, Chief Operating Officer and other appropriate members of the senior management team of the Company to assist in the transition of his duties as Chief Executive Officer to the President or to another officer designated by the Company's Board of Directors. The Executive shall also make himself available to assist in pursuing other Company business as reasonably requested from time to time by the Company provided that such tasks shall not require more than two (2) days per month of time from the Executive. If more than two (2) days of service are performed by the Executive at Company's request, Company shall pay Executive at the rate of $2,500 per day.

         1.2 Paragraph (a) of Section 3 of the Employment Agreement is hereby amended by deleting the paragraph in its entirety and substituting the following in its place:

         (a) During the Employment Period, Executive's base salary shall be $100,000 per annum (the "Base Salary") payable in cash and in accordance with the Company's general payroll



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practices. Executive shall accept such Base Salary in lieu of any other fees that may be payable to him for his service as a member of the Company's Board of Directors existing as of the date hereof.

         1.3 Paragraph (b) of Section 3 of the Employment Agreement is hereby amended by deleting the paragraph in its entirety.

         1.4 Section 4 of the Employment Agreement is hereby amended by deleting the second sentence of such Section and replacing it with the following:

                           Following the termination of the Employment Period, Executive shall not be required to resign as a director of the Company and its subsidiaries and may remain as a director of the Company with the consent of the remaining members of the Company's Board of Directors, subject to stockholder approval at the next meeting of such stockholders at which the directors are elected.

2. Stock Option Agreement Amendment. The Company and Executive agree to amend Executive's Stock Option Agreement dated May 16, 1997 to provide that any options to purchase shares of the Company's $.001 par value common stock that are scheduled to vest in the year 2000 shall vest and become exercisable on May 14, 2000. In addition, all stock option agreements between Mr. Amaral and the Company shall be amended to provide that all outstanding options shall remain exercisable through 5:00 p.m., Denver, Colorado time on May 14, 2001, unless otherwise terminated in accordance with their terms.

3. Miscellaneous.

         3.1 This Amendment shall be binding upon the parties hereto, their successors, assigns and legal representatives. This Amendment may be executed in several counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement among the parties.

         3.2 Except as expressly amended by this Amendment, the Employment Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Employment Agreement, the terms "hereinafter," "hereto," hereof, and other words of similar import shall, unless the context otherwise requires, mean the Employment Agreement as amended by this Amendment. In the event of any conflict or inconsistency between the terms and conditions of the Employment Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

CORAM HEALTHCARE CORPORATION                        EXECUTIVE


By:
   ---------------------------                      ----------------------------
   Name:                                            Donald J. Amaral
   Title: